Exhibit 21



                                                               Jurisdiction of
          Subsidiary                                            Incorporation

Celestial Seasonings, Inc.                                        Delaware
Natural Nutrition Group, Inc.                                     Delaware
Health Valley Company                                             California
Arrowhead Mills, Inc.                                             Delaware
AMI Operating, Inc.                                               Texas
DeBoles Nutritional Foods, Inc.                                   New York
Hain Pure Food Co., Inc.                                          California
Kineret Foods Corporation                                         New York
Westbrae Natural, Inc.                                            Delaware
Westbrae Natural Foods, Inc.                                      California
Little Bear Organic Foods, Inc.                                   California
Dana Alexander, Inc.                                              New York
Terra Chips, B.V.                                                 Netherlands
Hain Celestial Europe                                             Netherlands
Hain Yves, Inc.                                                   Delaware
Hain Celestial Canada ULC                                         Nova Scotia
Yves Veggie Cuisine, Inc.                                         Nova Scotia
Yves Fine Foods, Inc.                                             Nova Scotia